PY-I-A-1

CSFB04-AR03 - I-A-1 - $101-08

Balance	[Contact Desk]	Delay	24	Formula	N/A	WAC(1)	4.6196	WAM(1)	358
Coupon*	3.607	Dated	3/1/04	NET(1)	4.211	WALA(1)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [0.6041%] THROUGH MONTH 33, THEN NET WAC LESS [0.1400]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9678]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-04	2.946	2.894	2.871	2.835	2.810	2.770	2.697	2.615	2.522	2.417
101-04+	2.938	2.885	2.863	2.826	2.801	2.760	2.686	2.603	2.510	2.403
101-05	2.931	2.877	2.854	2.818	2.792	2.751	2.676	2.592	2.498	2.390
101-05+	2.923	2.869	2.846	2.809	2.783	2.741	2.666	2.581	2.485	2.376
101-06	2.916	2.861	2.837	2.800	2.774	2.732	2.655	2.569	2.473	2.363
101-06+	2.908	2.853	2.829	2.791	2.764	2.722	2.645	2.558	2.461	2.349
101-07	2.901	2.845	2.821	2.782	2.755	2.713	2.635	2.547	2.448	2.336
101-07+	2.893	2.837	2.812	2.774	2.746	2.703	2.624	2.536	2.436	2.322
101-08	2.886	2.829	2.804	2.765	2.737	2.694	2.614	2.524	2.424	2.309
101-08+	2.878	2.821	2.796	2.756	2.728	2.684	2.604	2.513	2.411	2.295
101-09	2.871	2.812	2.787	2.747	2.719	2.675	2.593	2.502	2.399	2.282
101-09+	2.863	2.804	2.779	2.738	2.710	2.665	2.583	2.491	2.387	2.268
101-10	2.856	2.796	2.770	2.730	2.701	2.656	2.573	2.479	2.375	2.255
101-10+	2.848	2.788	2.762	2.721	2.692	2.646	2.562	2.468	2.362	2.241
101-11	2.841	2.780	2.754	2.712	2.683	2.637	2.552	2.457	2.350	2.228
101-11+	2.833	2.772	2.745	2.703	2.674	2.627	2.542	2.446	2.338	2.214
101-12	2.826	2.764	2.737	2.695	2.665	2.617	2.531	2.434	2.325	2.201

Spread @ Center Price**	73.7	77.4	79.0	81.0	82.1	83.3	84.2	83.7	81.5	77.5
WAL	2.16	2.00	1.94	1.84	1.78	1.69	1.55	1.42	1.30	1.18
Principal Window	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.173	1.173	1.173	1.173	1.173	1.173	1.173	1.173	1.173	1.173
LIBOR_1YR	1.376	1.376	1.376	1.376	1.376	1.376	1.376	1.376	1.376	1.376
CMT_1YR	1.252	1.252	1.252	1.252	1.252	1.252	1.252	1.252	1.252	1.252

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.120	1.190	1.420	1.737	2.055	2.628	3.085	3.442

** Spread to N

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							PRELIMINARY - SUBJECT TO CHANGE